SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (REVISION NO. 1)
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Filed by the Registrant    [X]

Filed by a party other than the Registrant    [   ]

Check the appropriate box:

[ X ]  Preliminary proxy statement       [   ]    Confidential, for Use of
[   ]  Definitive proxy statement                 the Commission Only (as
[   ]  Definitive additional materials            permitted by Rule 14a-6(e)(2))
[   ]  Soliciting material pursuant
       to Rule 14a-11(c) or Rule 14a-12

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                       ----------------------------------
                (Name of Registrant as Specified in Its Charter)

               ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


*[ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
       Item  22(a)(2)  of  Schedule  14A.

[   ]  $500 per each  party to the  controversy pursuant to Exchange Act
       Rule  14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

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       (2)    Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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       (4)    Proposed maximum aggregate value of transaction:

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       (5)    Total fee paid:

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[   ]  Check box if any part of the fee is offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

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* Previously paid by wire to the SEC on June 26, 1995 with the delivery of the preliminary proxy statement.

                       INTEGRATED DEVICE TECHNOLOGY, INC.

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 24, 1995

                                ----------------


         Notice is hereby given that the 1995 Annual Meeting of the Stockholders of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 24, 1995, at 9:30 a.m., local time, at the offices of the Company located at 2670 Seeley Road, San Jose, California, for the following purposes:

         1. To elect two Class II directors for a term to expire at the 1998 Annual Meeting of Stockholders;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares issuable by the Company from 70,000,000 to 210,000,000;

         3.       To approve  the  adoption  of the 1995  Executive  Performance
                  Plan;

         4. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,625,000 to 3,625,000;

         5.       To  ratify  the   appointment  of  Price   Waterhouse  LLP  as
                  independent auditors of the Company for fiscal 1996; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Stockholders of record at the close of business on June 28, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

Santa Clara, California
July 14, 1995

                                         By Order of the Board of Directors



                                         Jack Menache
                                         Secretary




PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                                2975 STENDER WAY
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6116

                              --------------------

                       1995 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

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                                  JULY 14, 1995


         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, August 24, 1995 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2670 Seeley Road, San Jose, California 95134. Only holders of record of the Company's Common Stock at the close of business on June 28, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 38,300,433 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 14, 1995. An annual report for the fiscal year ended April 2, 1995 is enclosed with this Proxy Statement.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

         Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote. Proposal Nos. 3 and 4 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved, and this will have the same effect as negative votes with regard to Proposal No. 2.

         The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                             REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to the Company stating that the proxy is revoked,
(ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors consists of five members, divided into three classes. Two Class II directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 1998 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining three directors will continue to serve for the terms as set forth in the table below.

         Federico Faggin and John C. Bolger have been nominated by the Board of Directors to serve as the Class II directors.

         Shares represented by the accompanying proxy will be voted for the election of the two nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Bylaws. The Board of Directors has no reason to believe that the nominees will be unable to serve.


DIRECTORS/NOMINEES

         The names of the nominees and the other Directors of the Company, and certain information about them, are set forth below:


NAME                                          AGE      PRINCIPAL OCCUPATION                         DIRECTOR SINCE
- ----                                          ---      --------------------                         --------------

Class I Directors -- Term expiring
at the 1997 Annual Meeting:

LEONARD C. PERHAM                             52       Chief Executive Officer and President of          1986
                                                       the Company

Class II Directors -- Term expiring
at the 1998 Annual Meeting:

FEDERICO FAGGIN                               53       President and Chief Executive Officer of          1992
                                                       Synoptics, Inc.

JOHN C. BOLGER(1)                             48       Private investor                                  1993

Class III Directors -- Term expiring
at the 1996 Annual Meeting:

D. JOHN CAREY                                 59       Chairman of the Board of Directors of             1980
                                                       the Company

CARL E. BERG(1)                               58       Partner, Berg & Berg Industrial                   1982
                                                       Developers

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(1)  Member of the Audit, Compensation and Stock Option Committees.

         Mr. Perham joined the Company in October 1983 as Vice President and General Manager, SRAM Division. In October 1986, Mr. Perham was appointed President and Chief Operating Officer and a director of the Company. In April 1991, Mr. Perham was elected Chief Executive Officer. Prior to joining the Company, Mr. Perham held executive positions at Optical Information Systems Incorporated and Zilog Inc.

         Mr. Faggin has been a director of the Company since 1992. Mr. Faggin has been President, Chief Executive Officer and a director of Synoptics, Inc., a neural network research and development company, since 1986. He is a director of Aptix, Inc., Atesla, Inc. and Orbit Semiconductor.

         Mr. Bolger has been a director of the Company since January 1993. Mr. Bolger is a private investor. He was Vice President-Finance and Administration of Cisco Systems, Inc., an internetworking systems manufacturer, from 1989 to 1992 and Vice President-Finance and Administration of KLA Instruments, Inc., an optical inspection equipment manufacturer, from 1988 to 1989. Mr. Bolger is a director of Integrated Systems, Inc. and Teknekron Communications Systems, Inc.

         Mr. Carey was elected to the Board of Directors in 1980 and has been Chairman of the Board since 1982. He served as Chief Executive Officer of the Company from 1982 until his resignation in April 1991 and was President of the Company from 1982 until 1986. Mr. Carey was a founder of Advanced Micro Devices in 1969 and was an executive officer there until 1978.

         Mr. Berg has been a director of the Company since 1982. Mr. Berg has been a partner of Berg & Berg Developers, a real estate development partnership, since 1979. He is a director of Valence Technology and Videonics.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of ten (10) meetings during the fiscal year ended April 2, 1995 and acted by unanimous written consent two (2) times. The Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or any committee performing this function. In addition, the Board has a Stock Option Committee that administers the 1994 Stock Option Plan.

         The Audit Committee, composed of Messrs. Berg and Bolger, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. Mr. Bolger is the Chair of the Audit Committee. The Audit Committee held two (2) meetings during fiscal 1995.

         The Compensation Committee, composed of Messrs. Berg and Bolger, determines the salaries and incentive compensation for executive officers, including the chief executive officer, and key personnel, other than stock options. Mr. Berg is the Chair of the Compensation Committee. The Compensation Committee held two (2) meetings during fiscal 1995.

         The Stock Option Committee is composed of two directors who have not received options under the Company's 1985 or 1994 Stock Option Plans in more than one year, Messrs. Berg and Bolger. Mr. Berg is the Chair of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. The Stock Option Committee held no meetings during fiscal 1995, but acted by unanimous written consent 13 times during fiscal 1995.

         Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 1995.

DIRECTOR COMPENSATION

         Members of the Board of Directors who are not also officers or employees of the Company are paid an annual retainer in the amount of $10,000 per fiscal year, $2,500 per board meeting attended (except telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

         The Company's 1994 Directors Stock Option Plan (the "Directors Plan"), covering 54,000 shares of Common Stock, was adopted by the Board of Directors in May 1994 and was approved by the stockholders in August 1994. All members of the Board of Directors who are not also employees of the Company or of a parent or subsidiary of the Company ("Nonemployee Directors") are eligible to receive options under the Directors Plan.

         The Directors Plan provides for the mandatory grant of options on an annual basis to the Company's Nonemployee Directors. The exercise price of options granted under the Directors Plan may not be less than the fair market value of the Company's Common Stock at the close of business the day before the grant.

         Pursuant to the terms of the Directors Plan, each Nonemployee Director is granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment to the Board. In addition, the Nonemployee Director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment as Chair of the Audit Committee. These options have a term of ten years and become exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of grant.

         Annually thereafter, each Nonemployee Director is granted an option to purchase 4,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee. The annual grant is made on the anniversary date of the optionee's receipt of the initial option granted under the Directors Plan. Such options become exercisable in full on the fourth anniversary of the date of grant.

         As of April 2, 1995, options to purchase 84,000 shares were outstanding to three Nonemployee Directors, at an average exercise price of $11.42 per share expiring in 1996 through 2005, and 36,000 shares remain available for future grant under the Directors Plan. During fiscal 1995, Mr. Bolger purchased 11,000 shares upon exercise of options granted under the predecessor 1989 Directors Stock Option Plan, for net value realized of $291,313.

         In addition, Mr. Faggin was granted a nonstatutory option covering 64,000 shares of Common Stock at an exercise price of $3.625 per share on July 15, 1992, while he served as a consultant to the Company and before he became a director. These options become exercisable in cumulative increments of 25% per year beginning on the first anniversary of the date of grant.

           THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
                                       ---
                              NOMINATED DIRECTORS

           PROPOSAL NO. 2 - AMENDMENT OF CERTIFICATE OF INCORPORATION

         On May 3, 1995, the Board of Directors approved an amendment to the Company's Certificate of Incorporation, subject to stockholder approval, to increase the authorized stock of the Company from 70,000,000 shares (of which 65,000,000 shares are designated as Common Stock, $0.001 par value per share, and 5,000,000 shares are designated as Preferred Stock, $0.001 par value per share) to 210,000,000 shares (of which 200,000,000 shares are designated as Common Stock, $0.001 par value per share, and 10,000,000 shares are designated as Preferred Stock, $0.001 par value per share).



         As of June 28, 1995,  the Company had fewer than  20,743,219  shares of
Common Stock available for issuance. At June 28, 1995, 38,300,433 shares of Common Stock were issued and outstanding and 5,956,348 shares were reserved for issuance upon exercise of outstanding options. There are no shares of Preferred Stock outstanding. The proposed increase in the number of authorized shares of Common Stock from 65,000,000 to 200,000,000 and of Preferred Stock from 5,000,000 to 10,000,000 would result in additional shares being available for issuance from time to time for corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, sales of stock or securities convertible into stock, stock options or other employee benefit plans). The Company currently has no specific plans, arrangements or understandings with respect to the issuance of these additional shares, if authorized. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.



         If the stockholders approve the amendment, the Company will file a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                                                    ---
                  TO THE COMPANY'S CERTIFICATE OF INCORPORATION

          PROPOSAL NO. 3 - ADOPTION OF 1995 EXECUTIVE PERFORMANCE PLAN

         Stockholders are being asked to approve the adoption of the Company's 1995 Executive Performance Plan (the "EPP"). In May 1995, the Board of Directors approved the adoption of the EPP.

BACKGROUND AND REASONS FOR ADOPTION

         The Company previously has maintained a performance-based bonus plan similar to the EPP in order to reward key employees for achieving objectives for the financial performance of the Company and its business units. However, under
Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m). Accordingly, the EPP is intended to permit the Company to pay incentive compensation which qualifies as performance-based compensation, thereby permitting the Company to continue to receive a federal income tax deduction for the payment of such incentive compensation.

DESCRIPTION OF THE EPP

         The following paragraphs provide a summary of the principal features of the EPP and its operation. The following summary is qualified in its entirety by reference to the EPP.

PURPOSE OF THE EPP

         The EPP is intended to motivate the Company's key employees to increase stockholder value by (a) linking a portion of their cash compensation to the Company's financial performance, (b) providing rewards for improving the Company's financial performance, and (c) helping to attract and retain key employees.

ADMINISTRATION OF THE EPP

         The EPP will be administered by the Compensation Committee of the Company's Board of Directors ("Committee"). The members of the Committee must qualify as "outside directors" under Section 162(m) (for purposes of qualifying the EPP as performance-based compensation under such Section).

         Subject to the terms of the EPP, the Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee can make awards to participants who are subject to
Section 162(m).

ELIGIBILITY TO RECEIVE AWARDS

         Eligibility for the EPP is determined in the discretion of the Committee. In selecting participants for the EPP, the Committee will choose key employees of the Company and its affiliates who are likely to have a significant impact on Company performance. The actual number of employees who will receive awards under the EPP cannot be determined because eligibility for participation in the EPP is in the discretion of the Committee. However, for fiscal year 1996, there are currently 269 employees approved for participation in the EPP, including the Company's Chief Executive Officer and other executive officers. Participation in future years will be in the discretion of the Committee, but it currently is expected that a similar number of employees will participate each year.

AWARDS AND PERFORMANCE GOALS

         Under the EPP, the Committee will establish (a) the performance goals which must be achieved in order for the participant to actually be paid an award, and (b) a formula or table for calculating a participant's award, depending upon how actual performance compares to the pre-established performance goals. A participant's award will increase or decrease as actual performance increases or decreases. The Committee also will determine the period for measuring actual performance ("performance period"). Performance periods may be for a single fiscal year of the Company, or for a multi-fiscal year period.

         The Committee may set performance periods and performance goals which differ from participant to participant. For example, the Committee may choose performance goals based on either Company-wise or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the Company and/or one of its business units.

         During any fiscal year of the Company, no Participant may receive an award of more than $5,000,000. In addition, the total of all awards for any fiscal year cannot exceed 10% of the Company's pre-tax operating earnings (before incentive compensation) for the fiscal year. If total awards for a performance period would exceed this amount, all such awards for that performance period will be pro-rated.

DETERMINATION OF ACTUAL AWARDS

         After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which was achieved. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the EPP generally will be payable in cash either after the end of the fiscal year during which the award was earned.

PRO FORMA BENEFITS FOR THE EPP

         Given that payments under the EPP are determined by comparing actual performance to the performance goals established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the EPP. The following table sets forth the awards that would have been earned by each of the following persons and groups if the EPP had been in effect for fiscal 1995. Because the fiscal 1996 net income and net sales performance is not yet determinable, the amounts in the table were calculated by applying the performance goals and award formula adopted by the Committee for fiscal 1996 to the fiscal 1995 actual net income and net sales performance. There can be no assurance that the pre-established performance goals actually will be achieved, and therefore there can be no assurance that the awards shown below actually will be paid.


                            MANAGEMENT INCENTIVE PLAN

                     Name and Position                            Dollar Value
                     -----------------                            ------------

              Leonard C. Perham ................................   $390,600
                Chief Executive Officer and
                President of the Company

              Alan H. Huggins ..................................   $272,650
                Vice President - Memory Division

              Chuen-Der Lien ...................................   $186,550
                Vice President - Technology Development

              William B. Cortelyou .............................   $152,110
                Vice President - Wafer Operations

              Robin H. Hodge ...................................   $143,500
                Vice President - Assembly and Test



AMENDMENT AND TERMINATION OF THE EPP

         The Committee may amend or terminate the EPP at any time and for any reason, but as appropriate under Section 162(m), certain material amendments to the EPP will be subject to stockholder approval.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION
                                                     ---
                     OF THE 1995 EXECUTIVE PERFORMANCE PLAN

      PROPOSAL NO. 4 - APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

         Stockholders are being asked to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 1,625,000 shares to 3,625,000 shares (an increase of 2,000,000 shares). The Board of Directors of the Company approved the proposed amendment described above on May 3, 1995 to be effective upon stockholder approval.

         Below is a summary of the principal provisions of the 1994 Option Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 1994 Option Plan.

1994 OPTION PLAN HISTORY

         In May 1994, the Board of Directors of the Company adopted the 1994 Option Plan and on August 25, 1994 it was approved by the stockholders of the Company. 1,625,000 shares of Common Stock were originally reserved for issuance under the 1994 Option Plan. In addition, up to 5,000,000 shares of Common Stock issuable upon exercise of stock options available for future grant or currently outstanding pursuant to the Company's 1985 Option Plan that expire or become unexercisable for any reason without having been exercised in full are available for issuance under the 1994 Option Plan. The 1994 Option Plan was intended to replace the 1985 Option Plan, which the Board of Directors terminated upon stockholder approval of the 1994 Option Plan.

DESCRIPTION OF THE 1994 STOCK OPTION PLAN

         Purpose. The purpose of the 1994 Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. The Board of Directors believes that the use of stock options as a supplement to other forms of compensation paid by the Company is desirable to secure for the Company and its stockholders the advantages of stock ownership by participants, upon whose efforts, initiative and judgment the Company is largely dependent for the successful conduct of its business.

         Plan Terms. The 1994 Option Plan provides for the grant of incentive stock options ("ISOs") and nonstatutory stock options ("NSOs") to employees of the Company and its affiliates and the grant of NSOs to independent contractors, consultants and advisors of the Company and its affiliates, including directors who are also employees or consultants. A maximum of 8,625,000 shares may be issued pursuant to the 1994 Option Plan (assuming approval of the proposed amendment). Each optionee will be eligible to receive options to purchase up to an aggregate maximum of 1,000,000 shares of Common Stock per fiscal year under the 1994 Option Plan. As of June 28, 1995, there were approximately 1,385 persons eligible to receive awards of stock options under the 1994 Option Plan.

         The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market on the trading day immediately preceding the date on which the fair market value is determined. If an employee owns more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price of an ISO must be at least 110% of such fair market value. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Option Plan.

         Plan Administration. The 1994 Option Plan is administered, subject to its terms, by the Stock Option Committee, whose members are designated by the Board of Directors. `The members of the Stock Option Committee, Carl E. Berg and John C. Bolger, are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the 1994 Option Plan, the Stock Option Committee, in its discretion, designates those individuals who are to be granted options, whether the options will be
ISOs or NSOs, the number of shares for which an option or options will be awarded, the exercise price of the option, the periods during which the option may be exercised and other terms and conditions of the option. The interpretation or construction by the Stock Option Committee of any provision of the 1994 Option Plan or of any option granted under it is final and binding on all optionees.

         Stock Option Agreements. Each option is evidenced by a written stock option agreement adopted by the Stock Option Committee. Each option agreement states when and the extent to which options become exercisable, and the agreements need not be uniform. Options expire ten years after the date of grant (five years in the case of an ISO granted to a 10% stockholder), or sooner upon an optionee's termination of employment. With respect to options granted as ISOs, option agreements contain such other provisions as necessary to comply with Section 422 of the Code. The exercise price may be paid in cash or check or, at the discretion of the Stock Option Committee, by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, by waiver of compensation, through a "same day sale," through a "margin commitment" or by any combination of the foregoing.

         Termination of Employment. Options granted under the 1994 Option Plan terminate three months after the optionee ceases to be employed by the Company unless (i) the termination of employment is due to permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of termination to the extent the option was exercisable on the date of termination; (ii) the optionee dies while employed by the Company or within three months after termination of employment, in which case the option may, but need not, provide that it may be exercised at any time within 18 months after death to the extent the option was exercisable on the date of death; or (iii) the option by its terms specifically provides otherwise. In no event will an option be exercisable after the expiration date of the option.

         Amendment and Termination. The Board of Directors may at any time terminate or amend the 1994 Option Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Option Plan are subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. The 1994 Option Plan will continue in effect until May 2004, subject to earlier termination by the Board of Directors.

         Accelerated  Vesting.  In the event of (i) a merger or  acquisition  in which the Company is not the surviving entity (except for a transaction to change the state in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or
(iii) any other corporate reorganization or business combination that is not approved by the Board of Directors and in which the beneficial ownership of 50% or more of the Company's voting stock is transferred, all options outstanding under the 1994 Option Plan shall become fully exercisable immediately before the effective date of the transaction. Options will not become fully exercisable, however, if and to the extent that options are either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. Upon the effective date of such transaction, all options outstanding will terminate and cease to be exercisable, except to the extent they were previously exercised or assumed by the successor corporation or its parent. In the event of (i) a tender or exchange offer that is not recommended by the Company's Board of Directors for 25% or more of the Company's voting stock by a person or related group of persons other than the Company or an affiliate of the Company or (ii) a contested election for the Board of Directors that results in a change in a majority of the Board within any period of 24 months or less, all options outstanding under the 1994 Option Plan will become fully exercisable 15 days following the effective date of such event. In such event, all options outstanding under the 1994 Option Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement. Acceleration of the exercisability of options may have the effect of depressing the market price of the Company's Common Stock and denying stockholders a control premium that might otherwise be paid for their shares in such a transaction and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

         Adjustments Upon Changes in Capitalization. If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, recapitalization, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or by certain types of acquisitions of the Company, the Stock Option Committee will make appropriate adjustments in the aggregate number of securities subject to the 1994 Option Plan and the number of securities and the price per share subject to outstanding options. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before such proposed action. To the extent that options have not previously been exercised, such options will terminate immediately before consummation of such proposed action.

         Nontransferability. The rights of an optionee under the 1994 Option Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee's divorce or dissolution of marriage. Options granted under the 1994 Option Plan are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. An optionee does not recognize income upon the grant of an ISO and incurs no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the optionee disposes of ISO Shares before the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disqualifying disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the optionee held the ISO Shares. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

         Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise of an ISO is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction in certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

         Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic optionee to the extent that the optionee recognizes ordinary income and the Company withholds tax.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                                                    ---
                          TO THE 1994 STOCK OPTION PLAN

                  PROPOSAL NO. 5 - RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

           The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 31, 1996, and the stockholders are being asked to ratify such selection. Price Waterhouse LLP has been engaged as the Company's independent accountants since 1993. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF PRICE
                                                ---
            WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of June 28, 1995, with respect to the beneficial ownership of the Company's Common Stock by:
(a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (b) each director and nominee;
(c) each Named Executive Officer (as defined below); and (d) all officers and directors as a group.



NAME AND ADDRESS                     SHARES BENEFICIALLY   PERCENT OF BENEFICIAL
OF BENEFICIAL OWNER                      OWNED (1)(2)            OWNERSHIP
- -------------------                  -------------------   ---------------------

FMR Corp. (3)............................   4,807,645                12.6%

Carl E. Berg(4)..........................   1,397,354                 3.6

D. John Carey(5).........................     806,238                 2.1

Leonard C. Perham(6).....................     184,546                  *

Frederico Faggin(7)......................      35,000                  *

Robin H. Hodge(8)........................      17,711                  *

William B. Cortelyou(9)..................      12,145                  *

Chuen-Der Lien(10).......................      11,096                  *

Alan H. Huggins(11)......................       8,285                  *

John C. Bolger(12).......................       1,000                  *

All executive officers and directors
    as a group (15 persons) (13).........   2,530,750                 6.5

- ----------------------

*      Less than 1%.

(1) Unless otherwise indicated below, the Company believes that the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of June 28, 1995, have been exercised.
(3) FMR Corp. controls various Fidelity funds and has sole power to dispose of all of the shares but has sole power to vote only 78,775 of the shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(4) Represents 812,454 shares held of record by Mr. Berg, 115,000 shares held of record by West Coast Venture Capital, Inc., of which Mr. Berg is President and a shareholder, 389,500 shares held of record by West Coast Venture Capital, L.P., of which Mr. Berg is a general partner, 43,900 shares held of record by a trust for Mr. Berg's child, 12,500 shares held of record by Mr. Berg's spouse and 24,000 shares subject to options exercisable within 60 days of June 28, 1995.
(5) Represents 556,637 shares held of record by Mr. Carey, 3,639 shares held of record by Mr. Carey's 401(k) plan account and 245,962 shares subject to options exercisable within 60 days of June 28, 1995.
(6) Represents 5,500 shares beneficially owned by Mr. Perham, 4,143 shares held of record by Mr. Perham's 401(k) plan account and 174,903 shares subject to a option to Mr. Perham exercisable within 60 days of June 28, 1995.
(7) Represents 35,000 shares subject to options exercisable within 60 days of June 28, 1995.
(8) Includes 15,628 shares subject to options exercisable within 60 days of June 28, 1995.
(9) Includes 10,501 shares subject to options exercisable within 60 days of June 28, 1995.
(10) Includes 9,000 shares subject to options exercisable within 60 days of June 28, 1995.
(11) Includes 5,001 shares subject to options exercisable within 60 days of June 28, 1995.
(12) Represents 1,000 shares subject to options exercisable within 60 days of June 28, 1995.

(13) Includes 573,807 shares subject to options exercisable within 60 days of June 28, 1995.

                             EXECUTIVE COMPENSATION

         The  following   table  shows  certain   information   concerning   the
compensation of each of the Company's Chief Executive  Officer and the Company's
four most highly  compensated  executive officers other than the Chief Executive
Officer of the  Company  who were  serving as  executive  officers at the end of fiscal  1995 for  services  rendered  in all  capacities  to the Company for the fiscal  years  ended  1995,  1994  and  1993  (together,  the  "Named  Executive
Officers").  This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other  compensation,  if any,  whether  paid or deferred.  The Company does not grant stock  appreciation rights and has no long term compensation benefits other than stock options.


                           SUMMARY COMPENSATION TABLE
                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                               ANNUAL COMPENSATION                              AWARDS
                            ----------------------------------------------------------      ----------------
                                                                                                SHARES
NAME AND                    FISCAL                                        OTHER ANNUAL        UNDERLYING             ALL OTHER
PRINCIPAL POSITION           YEAR       SALARY($)       BONUS($)(1)     COMPENSATION($)       OPTIONS(#)        COMPENSATION($)(2)
- -----------------------     --------    -----------     -----------     ----------------    ----------------    -------------------

Leonard C. Perham .......... 1995        $277,776        $947,329           $   0                 80,000            $    677
Chief Executive Officer      1994         277,776         401,295               0                140,000               4,162
                             1993         241,764          26,330               0                 65,000               1,763


Alan H. Huggins ............ 1995         172,788         395,607               0                 22,000                 677
Vice President -             1994         160,950         166,549               0                 58,000               2,552
Memory Division              1993         136,172          13,271               0                      0               1,032


Chuen-Der Lien ............. 1995         155,124         378,710               0                 16,000                 677
Vice President -             1994         138,250         177,391               0                 22,000               2,231
Technology Development       1993         107,160          13,804               0                 32,000                 857


William B. Cortelyou ....... 1995         141,240         295,234               0                 10,000                 677
Vice President -             1994         127,000         188,780               0                 12,500               2,132
Wafer Operations             1993         115,056           5,815               0                      0                 868


Robin H. Hodge ............. 1995         151,697         250,267               0                 14,000                 677
Vice President -             1994         144,474         110,950               0                 14,000               2,394
Assembly and Test            1993         127,828           5,921               0                 29,000                 983

- --------

(1) Amounts listed in this column for 1995, 1994 and 1993 include cash paid under the Company's Profit Sharing Plan, as follows: Mr. Perham, $30,729, $14,745 and $1,130; Mr. Huggins, $18,957, $8,669 and $671; Mr. Lien,
       $17,160,  $7,391 and $554; Mr. Cortelyou,  $15,624,  $6,774 and $565; and
       Mr. Hodge, $16,767, $7,710, $645.


(2) Amounts listed in this column for 1993 are the cash value of contributions made in the Common Stock of the Company to the Long-Term Incentive Plan ("LTIP") for each of the Named Executive Officers. LTIP contributions are aggregated and held in trust and paid out to Named Executive Officers (or any plan participant) only upon retirement, termination, disability or death. Amounts listed in this column for 1994 are the cash value of contributions to the LTIP for the first half of 1994. During the last half of 1994, the LTIP was terminated and the value of participants' share balances were transferred to individual participant 401(k) accounts. Effective the second half of 1994, the Company made contributions to individual 401(k) accounts of 1% of net profit before taxes, allocated equally to all United States plan participants. For the second half of 1994, that amounted to $234 per participant and is included in this column for 1994. Amounts listed in this column for 1995 are the Company's contributions to the individual 401(k) accounts of each of the Named Executive Officers for 1995.


         The following table contains information concerning the grant of stock options under the Company's 1985 Option Plan (terminated in 1994) and the 1994
Option Plan to the Named Executive Officers during fiscal 1995. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant over the full option term.
Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.


                          OPTION GRANTS IN FISCAL 1995


                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES
                                                                                                    OF STOCK PRICE
                                                                                                     APPRECIATION
                                        INDIVIDUAL GRANTS                                        FOR OPTION TERM(1)
- -----------------------------------------------------------------------------------------     --------------------------
                          NUMBER OF       % OF TOTAL
                           SHARES           OPTIONS
                         UNDERLYING       GRANTED TO          EXERCISE
                           OPTIONS         EMPLOYEES            PRICE         EXPIRATION
NAME                     GRANTED(2)     IN FISCAL 1995       ($/SHARE)(2)        DATE             5%            10%
- --------------------     ------------    ---------------     ------------    ------------     -----------    -----------
Leonard C. Perham ......... 80,000           5.3%          $   20.3125         10/15/04        $1,021,954     $2,589,831

Alan H. Huggins ........... 22,000           1.5               28.6250         11/15/04           396,046      1,003,659

Chuen-Der Lien ............ 16,000           1.1               21.0000         08/15/04           211,309        535,497

William B. Cortelyou ...... 10,000           0.7               20.3125         10/15/04           127,744        323,729

Robin H. Hodge ............ 14,000           0.9               28.1250         04/15/04           207,627        627,536


- ------------------

(1) In accordance with Securities and Exchange Commission (the "SEC") rules, these columns show gains that might exist for the respective options over a period of ten years. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the Named Executive Officer would be zero.

(2) All stock options are granted at the fair market value on the date of grant. These options generally become exercisable as to all shares on the fourth anniversary of the date of grant. The terms of the 1994 Option Plan provide that these options may become exercisable in full in the event of a change in control (as defined in the 1994 Option Plan). The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.



         The following table shows the number of shares of Common Stock acquired by each of the Named Executive Officers upon the exercise of stock options during fiscal 1995, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of April 2, 1995 and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end ($37.00).



  AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES


                                                                      NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR-END (#)(1)      AT FISCAL YEAR-END ($)(2)
                                                              ----------------------------------    -----------------------------
                              SHARES
                           ACQUIRED ON          VALUE
NAME                       EXERCISE (#)      REALIZED(1)      EXERCISABLE       / UNEXERCISABLE     EXERCISABLE   / UNEXERCISABLE
- ----------------------    ---------------    -------------    ----------------------------------    ------------------------------

Leonard C. Perham .....     110,000          $3,244,375          159,903       /     320,000         $5,056,479   /  $8,360,625

Alan H. Huggins .......      27,170             639,577            2,000       /      86,000             60,050   /   1,986,625

Chuen-Der Lien ........      17,256             502,136            5,500       /      57,000            173,875   /   1,416,250

William B. Cortelyou ..      10,249             250,023           10,500       /      32,500            322,908   /     785,625

Robin H. Hodge ........       5,000             171,250           20,628       /      47,000            686,694   /   1,178,375



- --------------------

(1)    "Value  Realized"   represents  the  fair  market  value  of  the  shares
       underlying the options on the date of exercise less the aggregate exercise price.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on March 31, 1995, the last day of trading for fiscal 1995.


                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company has a Compensation Committee of the Board of Directors, comprised of Carl E. Berg and John C. Bolger, both of whom are outside directors. The Stock Option Committee, which makes decisions regarding option grants to employees including executive officers, consists of Carl E. Berg and John C. Bolger. Leonard C. Perham, the Chief Executive Officer and a director of the Company, assigns the "performance units" assigned to executive officers (other than the Chief Executive Officer) and key employees for purposes of determining the amount of the annual cash bonus to each. See "Certain Transactions" below.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES
                            ON EXECUTIVE COMPENSATION

         The Report of the Compensation and Stock Option Committees on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report is provided by the Compensation and Stock Option Committees of the Board of Directors of Integrated Device Technology, Inc. to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, Leonard C. Perham, and other executive officers. During the Company's fiscal year ended April 2, 1995, the Company's compensation program was administered by the Compensation Committee and the Stock Option Committee of the Board of Directors. The role of the Compensation Committee was to review and approve salaries, cash bonuses and other compensation of the executive officers. The role of the Stock Option Committee was to administer the 1994 Option Plan, including review and approval of stock option grants to the executive officers. The Compensation Committee and the Stock Option Committee each consist solely of outside directors, Messrs. Berg and Bolger.

Compensation Philosophy

         The Compensation Committee believes that the compensation of the Company's executive officers should be:

         *      competitive in the market place;

         * directly linked to the Company's profitability and to the value of the Company's Common Stock; and

         *      sufficient  to  attract,   retain  and  motivate  well-qualified
                executives who will contribute to the long-term success of the Company.

         The Company's Human Resources Department, working with an independent outside consulting firm, developed executive compensation data from a nationally recognized survey for a group of similar size high technology companies and provided this data to the Compensation Committee and the Stock Option Committee. The factors used to determine the participants in the survey included annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

         In preparing the performance graph for this Proxy Statement, the Company used the S&P Electronic (Semi/Components) Index ("S&P Index") as its published line of business index. The companies in this survey are substantially similar to the companies contained in the S&P Index. Approximately two thirds of the companies included in the survey group are included in the S&P Index. The remaining companies included in the survey group were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the S&P Index. In addition, certain companies in the S&P Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

         This  competitive  market  data is  reviewed  with the Chief  Executive
Officer for each executive level position and with the Compensation Committee and the Stock Option Committee as to the Chief Executive Officer. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are viewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

Key Elements of Executive Compensation

         The Company's executive compensation program consists of a cash and an equity-based component. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's Profit Sharing Plan constitute the cash components. Grants of stock options under the Company's 1994 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a commission-based bonus, which is paid quarterly.

         Cash Components. Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and Profit Sharing Plan awards, which fluctuate generally with pre-tax profitability.

         Base Pay: Base pay guidelines are established for executive officers after a review of compensation survey data referred to above. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually. In January 1992, all executive officers took a base pay decrease of 6%, which was restored in April 1993. Executive officer salaries increased by approximately 6% in fiscal 1995.

         Bonus: The Company pays an annual cash bonus to certain executive officers and other key employees based on the pre-tax earnings of the Company and the employee's individual performance. Payment of these bonuses is normally made in the first quarter of each fiscal year for performance during the previous year.

         At the beginning of each fiscal year, each eligible employee is assigned a specific number of "performance units." The number of performance units assigned to the Chief Executive Officer is determined by the Compensation Committee. The number of performance units assigned to the other executive officers and key employees is recommended by the Chief Executive Officer and determined by the Compensation Committee. The specific number of performance units assigned is based, in part, on the importance of the individual's job and area of responsibility relative to the Company's goals. Two-thirds of the cash amount of the bonus for each eligible employee is based on a value per performance unit equal to the pre-tax earnings per share of the Company's Common Stock for the fiscal year. In addition, at the end of the fiscal year, the Compensation Committee allocates 2% of pre-tax earnings between the Chief Executive Officer and all eligible employees as a group. The portion not allocated by the Compensation Committee is allocated by the Chief Executive Officer to eligible employees on the basis of their respective contributions. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of pre-tax profits for the year. The Compensation Committee approves Company performance objectives to be used for bonus determination and approves the overall structure and mechanics of the bonus program. For fiscal 1995, bonuses aggregating $6,248,098 were paid to a total of 269 individuals.

         Profit Sharing Plan: The Profit Sharing Plan is available to all employees who have at least six months of service with the Company. The Board of Directors determines the amount of annual contributions under the Profit Sharing Plan. In fiscal 1995, the Board set aside 7.0% of pre-tax earnings to be contributed to the Profit Sharing Plan. Additionally, 1% of pre-tax profit is contributed semiannually to each employee's Section 401(k) Plan account. Contributions to the Profit Sharing Plan and Section 401(k) Plan are made in cash and distributed to employees semi-annually. The amount of each participating employee's distribution is that portion of the total funds available for distribution equal to such employee's base salary divided by the aggregate base salaries of all participating employees. An aggregate of $189,279 was paid to executive officers under the Profit Sharing Plan and Section 401(k) Plan for fiscal 1995 performance.

         Equity-Based Component. Stock options are an essential element of the Company's executive compensation package. The Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company's stock. Approximately 46% of the Company's employees participate in the Company's 1994 Option Plan.

         During fiscal 1995, the Stock Option Committee made stock option grants to certain executives including the Chief Executive Officer. See "Executive
Compensation - Option Grants in the Fiscal 1995." Generally, for executive officers, the stock option grants were higher than the grants made by the survey companies. Stock options typically have been granted to executive officers when the executive first joins the Company, annually thereafter, in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Options have been granted at exercise prices of not less than fair market value of the Company's Common Stock on the date of grant. These options generally vest at an annual rate of 25% of the total shares granted commencing one year from the date of grant. In addition, the Committee has also granted "fourever" options, which vest in full four years from the date of grant. The "fourever" program is intended to provide continuing incentive to employees to remain with the Company.

1995 CEO Compensation

         In evaluating the compensation of Mr. Perham, President and Chief Executive Officer of the Company, for services rendered in fiscal year 1995, the Compensation Committee examined both quantitative and qualitative factors. In looking at quantitative factors, the Compensation Committee reviewed the Company's fiscal 1995 financial results and compared them with the Company's financial results in fiscal 1994 and with the companies in the S&P Electronics Index. The Compensation Committee reviewed the Company's net income of $78,302,000 for fiscal 1995, the Company's increase in earnings per share in fiscal 1995, the Company's increase in net sales for fiscal 1995, and other quantitative factors. The Compensation Committee did not apply any specific quantitative formula which could assign weights to those performance measures or establish numerical targets for any given factor.

         Based on the foregoing, and the factors considered in determining the sizes of the stock option awards discussed above, the Compensation Committee made the following determinations with respect to Mr. Perham's compensation for fiscal 1995.

         In fiscal 1995, Mr. Perham's base salary was $277,776 (compared to $277,776 in fiscal 1994). Mr. Perham's base salary was not increased in fiscal 1995.

         Mr. Perham received a $912,600 bonus in fiscal 1995. The bonus was based in part on the payout of 140,000 performance units and the attainment of $2.79 in pre-tax profit per share in fiscal 1995. The remainder of the bonus was a discretionary cash award of 0.5% of pre-tax profit. For fiscal 1995, Mr. Perham also received an aggregate of $30,729 under the Profit Sharing Plan and the Section 401(k) Plan.

         During fiscal 1995, Mr. Perham was granted an option for 80,000 shares. The Stock Option Committee believes such option is appropriate for Mr. Perham's level of responsibility and is well within competitive practice, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Perham already owned. The Stock Option Committee determined that this new option grant provided the necessary incentive to Mr. Perham.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers. The Compensation Committee and the Board of Directors approved, and are with this Proxy Statement submitting to the Company's stockholders for approval, the adoption of the Executive Performance Plan in order to qualify for continued tax deductibility all cash and stock-related incentive compensation to be paid to the Company's executive officers under that Plan. (See below under the captions "Proposal No. 3 - Adoption of 1995 Executive Performance Plan"). The 1994 Option Plan is already in compliance with Section 162(m). The Compensation Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Compensation Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).



                                              COMPENSATION COMMITTEE
                                              Carl E. Berg
                                              John C. Bolger

                                              STOCK OPTION COMMITTEE
                                              Carl E. Berg
                                              John C. Bolger

                               PERFORMANCE GRAPH

         The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poors 500 Index and the Standard & Poors Electronics (Semi/Components) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.





                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          Among Integrated Device Technology, Inc., the S & P 500 Index
                and the S & P Electronic (Semi/Components) Index


                                  3/90    3/91    3/92    3/93    3/94    3/95
                                  ----    ----    ----    ----    ----    ----

INTEGRATED DEVICE TECHNOLOGY .... $100    $105    $ 82    $109    $356    $519

S & P 500 .......................  100     114     127     146     149     172

S & P ELEC (SEMI/COMPNTS) .......  100     102     123     231     309     372











*    $100 Invested on 3/31/90 in Stock or Index Including
     Reinvestment of Dividends.
     Fiscal Year Ending March 31.

                              CERTAIN TRANSACTIONS

         The Company leases its Salinas facility from Carl E. Berg, a director of the Company. The Company paid rental expense of $1,527,000 during fiscal 1995, under a lease agreement that expired in July 1995 and was renewed through June 2005, with options to renew for successive five-year periods through 2015. In September 1994 the Company exercised its option to renew the lease at an annual rental expense of $927,000 from July 1995 through July 2005. In connection with the lease renewal, the Company was granted a right of first refusal to purchase the Salinas facility on the same terms as a third party offeree and an option to purchase the facility for a purchase price of approximately $8,509,000 in a tax-free stock exchange. The Company's option is exercisable for six months beginning on July 1, 2000. In October 1994, the Company purchased from Mr. Berg a 5.5 acre parcel of undeveloped land adjacent to its Salinas facility for $653,000.

         The Company holds an approximately 56% equity interest in Quantum Effect Design, Inc., ("QED"), a corporation formed in 1991. Leonard C. Perham, the President and Chief Executive Officer and a director of the Company, and Carl E. Berg are members of the board of directors of QED. Mr. Berg also holds an approximately 5.6% equity interest in QED. Pursuant to a development agreement between the Company and QED, QED is developing for the Company derivative products based on MIPS' 64-bit microprocessor architecture. During fiscal 1995, the Company paid QED a total of $2,625,000 for product development and nonrecurring engineering expenses. During fiscal 1995, the Company also incurred royalties of $1,544,000 to QED.

         The Company holds an approximately 16% equity interest in Monolithic System Technology, Inc. ("MoSys"). Leonard C. Perham and Carl E. Berg are members of the board of directors of MoSys. Mr. Berg also holds an equity interest of approximately 18% of MoSys. MoSys is developing certain technology that, if successfully reduced to practice, could relate to the Company's business. During fiscal 1995, the Company purchased 400,000 shares of MoSys preferred stock for a total of $2,000,000 and paid MoSys $125,000 for technical support.

         The Company has from time to time retained Phillip Perham, a contractor and the brother of Leonard C. Perham, as an independent contractor to perform certain construction services in connection with improvements and repairs to various Company facilities. The Company paid Phillip Perham an aggregate of approximately $134,250 for such services in fiscal 1995.

         In April 1995, the Company loaned $100,000 to L. Robert Phillips, Vice President, Manufacturing of the Company, pursuant to a promissory note to secure a salary advance. The note is due and payable in April 1998 and Mr. Phillips is obligated to pay interest annually at the rate of 6.69%. In the event that Mr. Phillips exercises any stock options and sells the underlying shares or receives a bonus or cash compensation other than salary, then one half of the net proceeds of such receipts shall be used for repayment of the outstanding principal.


      COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.


          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Company no later than March 16, 1996.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                             By Order of the Board of Directors



                                             Jack Menache
                                             Secretary

Dated:  July 14, 1995
Santa Clara, California

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 24, 1995



The undersigned hereby appoints Leonard C. Perham and William D. Snyder, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at 2670 Seeley Road, San Jose, California 95054 on August 24, 1995, at 9:30 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:





                                                                     SEE REVERSE
                                                                         SIDE

                                                                   PLEASE MARK
                                                               X   YOUR CHOICES
                                                                   LIKE THIS

- --------------------------------     -------------------------------
         ACCOUNT NUMBER                            COMMON
- ----------------------------------------------------------------------------------------------------------------------------------
                                          WITHHELD
1.  ELECTION             FOR              FOR ALL                                        FOR             AGAINST         ABSTAIN
    OF CLASS II         [    ]            [    ]        2.  AMENDMENT TO CERTIFICATE    [    ]           [    ]          [    ]
    DIRECTORS                                               OF INCORPORATION




Nominees:  John C. Bolger                                                                FOR             AGAINST         ABSTAIN
           Federico Faggin                              3.  APPROVAL OF 1995            [    ]           [    ]          [    ]
                                                            EXECUTIVE
                                                            PERFORMANCE PLAN




Instruction: To withhold authority to vote for any      4.  AMENDMENT OF 1994            FOR             AGAINST         ABSTAIN
             individual nominee, write that nominee's       STOCK OPTION PLAN           [    ]           [    ]          [    ]
             name on the space provided below:



- -----------------------------------------------------




                                                                                         FOR             AGAINST         ABSTAIN
                                                        5.  RATIFICATION OF             [    ]           [    ]          [    ]
                                                            SELECTION OF PRICE
                                                            WATERHOUSE LLP AS THE
                                                            COMPANY'S INDEPENDENT
                                                            AUDITORS

- --------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2, 3, 4 and 5.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:                                                                    , 1995
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- -------------------------------------------------------------------------------

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Signature(s)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title.

Please date the proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.